                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)    NOVEMBER 7, 2007
                                                         -----------------------


                              I/OMAGIC CORPORATION
             (Exact name of registrant as specified in its charter)

           NEVADA                      000-27267               33-0773180
------------------------------         ---------               ----------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

                       4 MARCONI, IRVINE, CALIFORNIA         92618
--------------------------------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code            (949) 707-4800
                                                  ------------------------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT \ FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

         On November 7, 2007, I/OMagic Corporation (the "Company") received notice from Silicon Valley Bank (the "Bank") under a Loan and Security Agreement dated February 2, 2007 between the Company, IOM Holdings, Inc. (the "Subsidiary") and the Bank that the Company was in default of its tangible net worth financing covenant. A brief description of the Loan and Security Agreement is set forth below. As of November 7, 2007, the Company owed the Bank approximately $4,081,908, all of which is due and payable upon demand by the Bank. The Company is also unable to obtain advances under its line of credit. In addition, the Bank has various other remedies under the Loan and Security Agreement, including the ability to foreclose on the Company's and its Subsidiary's assets.

         The Company is seeking a waiver of the default of its tangible net worth financial covenant and believes that the Bank will ultimately waive the default and allow additional advances under the line of credit. The Company cannot assure you, however, that a waiver will be obtained, that it will be able to obtain additional advances under the line of credit or that the terms of the line of credit following the waiver will be as advantageous as the terms existing prior to the Company's default. The Company also may be required to pay a substantial penalty or fee in order to induce the Bank to waive the default and make available the line of credit.

LOAN AND SECURITY AGREEMENT WITH SILICON VALLEY BANK

         On February 2, 2007, the Company entered into a Loan and Security Agreement with the Bank, which provides for a revolving line of credit. The line of credit allows the Company to borrow up to a maximum amount equal to the lesser of (i) $10.0 million or (ii) an amount equal to 60% of eligible accounts plus the lesser of (a) 25% of the value of eligible inventory or (b) $3 million or (c) 33% of eligible accounts. The line of credit allows for a sublimit of $2.5 million for all (x) outstanding letters of credit, (y) foreign exchange contracts to purchase from or sell to the Bank a specific amount of foreign currency and (z) the amount of the revolving line used for cash management services, including merchant services, direct deposit of payroll, business credit card and check cashing services. The line of credit expires on January 29, 2009. Advances on the line of credit bear interest at a floating rate equal to the prime rate plus 1.0%.

         The obligations of the Company under the Loan and Security Agreement are secured by substantially all of the Company's assets and guaranteed by the Subsidiary pursuant to a Cross-Corporate Continuing Guaranty by the Company and the Subsidiary. The obligations of the Company and the guarantee obligations of the Subsidiary are secured pursuant to an Intellectual Property Security Agreement executed by the Company and an Intellectual Property Security Agreement executed by the Subsidiary.

         If the Company terminates the Loan and Security Agreement prior to the maturity date, the Company will be subject to a termination fee as follows: (i) if the termination occurs on or before the first anniversary of the effective date, the termination fee is equal to 1.50% of the maximum line amount; and (ii) if the termination occurs after the first anniversary of the effective date and on or before the second anniversary of the effective date, the termination fee is equal to 0.50% of the maximum line amount. The credit facility is subject to an unused line fee equal to 0.25% per annum, payable monthly based on the average daily unused amount of the line of credit, as determined by the Bank. The credit facility is also subject to a commitment fee of $50,000, a monthly collateral monitoring fee of $1,250 and an anniversary fee of $50,000. In addition, the Company must pay to the Bank customary fees and expenses for the issuance or renewal of letters of credit and all expenses incurred by the Bank related to the Loan and Security Agreement.

         The credit facility is subject to a financial covenant on a consolidated basis for the tangible net worth of the Company for each month ending after February 28, 2007, which must be at least $4,750,000 plus (i) 50% of all consideration received for equity securities and subordinated debt, plus
(ii) 50% of the net income for each fiscal quarter. "Tangible net worth" is defined as the consolidated total assets of the Company and its subsidiaries minus (a) any amounts attributable to (1) goodwill, (2) intangible items, and
(3) notes, accounts receivable and other obligations owing to the Company from its officers and affiliates, and reserves not already deducted from assets, minus (b) total liabilities, plus (c) subordinated debt.

         In the event of a default and continuation of a default, the Bank may accelerate the payment of the principal balance requiring the Company to pay the entire indebtedness outstanding on that date. From and after an event of default, the outstanding principal balance will bear interest until paid in full at an increased rate per annum equal to 5% above the rate of interest in effect from time to time under the credit facility.

         The Loan and Security Agreement also contains other customary representations, warranties and covenants.

         A copy of the Loan and Security Agreement is incorporated herein by reference as Exhibit 10.1. The foregoing description of the Loan and Security Agreement is qualified in its entirety by reference to the full text of the Loan and Security Agreement.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

       (a)     Financial statements of businesses acquired.

               Not applicable.

       (b)     Pro forma financial information.

               Not applicable.

       (c)    Shell company transactions.

              Not Applicable.

       (d)    Exhibits.

              Number   Description

              10.1 Loan and Security Agreement dated February 2, 2007 between I/OMagic Corporation, IOM Holdings, Inc. and Silicon Valley Bank (*)

              ------------
              (*) Filed as an exhibit to the Registrant's current report on Form
                  8-K for February 2, 2007 filed with the Securities and Exchange Commission on February 8, 2007.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2007               I/OMAGIC CORPORATION


                                       By:    /S/ THOMAS L. GRUBER
                                           -------------------------------------
                                              Thomas L. Gruber, Chief Financial
                                              Officer